Exhibit 99.1 NEWS RELEASE
As previously announced, TDS will hold a teleconference on February 19, 2021 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
FOR IMMEDIATE RELEASE
TDS reports fourth quarter and full year 2020 results
2020 results at UScellular and TDS Telecom provide strong foundation for 2021
Provides 2021 guidance

CHICAGO (February 18, 2021) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,376 million for the fourth quarter of 2020, versus $1,336 million for the same period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $14 million and $0.12, respectively, for the fourth quarter of 2020 compared to $12 million and $0.10, respectively, in the same period one year ago.
TDS reported total operating revenues of $5,225 million and $5,176 million for the years ended 2020 and 2019, respectively. Net income attributable to TDS shareholders and related diluted earnings per share were $226 million and $1.93, respectively, for the year ended 2020 compared to $121 million and $1.03, respectively, for the year ended 2019.
"The TDS Family of Businesses successfully overcame the challenges of 2020, finishing the year with excellent communications services, strong financial performance and heightened awareness of the essential services that TDS and our industry provides," said LeRoy T. Carlson, Jr., TDS President and CEO. "UScellular kept churn low throughout the year, acquired new retail connections, maintained strong cost discipline and produced fine financial results. Under the leadership of our new CEO, Laurent Therivel, UScellular is in a strong position to focus on growth in 2021. TDS Telecom accomplished a transformational year as execution of its broadband-focused strategy enabled it to respond to the seismic shift to remote working and learning, highlighting the importance of high-speed broadband in the home.
"UScellular grew its service revenues, driven primarily by higher ARPU, and customers taking higher-value services and it maintained operational, quality and cost discipline. These factors contributed to increased profitability year-over-year. Significant progress was achieved with both network modernization and deployment of 5G. In 2021, connecting customers, especially in underserved areas, with the highest-quality network continues to be one of UScellular’s top priorities and remains a key competitive differentiator. UScellular will also be focused on market share expansion, ramping up business and government customer opportunities that utilize 5G and IoT, enhancing customers’ digital experiences, and continuing its network modernization and 5G programs.
"TDS Telecom achieved excellent growth in residential customer connections and strong financial performance in 2020, reflecting the successful execution of its broadband strategy, bolstered by increased consumer demand for broadband services caused by the large shift to remote work and learning. Out-of-territory fiber expansions and customers increasing their data speeds drove higher revenues. Successful efforts to reduce costs enabled TDS Telecom to redirect more resources to important growth opportunities. TDS Telecom’s cable segment continued to significantly grow through the Continuum acquisition and increases in broadband penetration. TDS Telecom expanded its deployment of fiber both inside and outside of its traditional markets. Given the positive impacts we are seeing from our fiber investments, TDS Telecom plans to expand its fiber program by doubling the number of service addresses it builds in 2021.
“Our associates showed tremendous focus, resilience and dedication during this incredibly challenging year. I thank each of them. TDS’ strong performance is a direct result of their hard and thoughtful work. The TDS Team looks forward to a very successful 2021, and to the progress we will continue to make on our long-term growth initiatives throughout the TDS Family of Businesses.”

2021 Estimated Results

TDS’ current estimates of full-year 2021 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of February 18, 2021 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

UScellular	2021 Estimated Results	Actual Results for the Year Ended December 31, 2020
(Dollars in millions)
Service revenues	$3,025-$3,125	$3,067
Adjusted OIBDA[1]	$800-$950	$876
Adjusted EBITDA[1]	$975-$1,125	$1,063
Capital expenditures	$775-$875	$940

TDS Telecom	2021 Estimated Results	Actual Results for the Year Ended December 31, 2020
(Dollars in millions)
Total operating revenues	$975-$1,025	$976
Adjusted OIBDA[1]	$290-$320	$314
Adjusted EBITDA[1]	$290-$320	$317
Capital expenditures	$425-$475	$368

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2021 estimated results and actual results for the year ended December 31, 2020. In providing 2021 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	UScellular		TDS Telecom
	Estimate	Actual	Estimate	Actual
(Dollars in millions)
Net income (GAAP)	N/A	$233	N/A	$100
Add back:
Income tax expense	N/A	17	N/A	18
Income before income taxes (GAAP)	$135-$285	$250	$80-$110	$117
Add back:
Interest expense	135	112	—	(4)
Depreciation, amortization and accretion expense	685	683	210	203
EBITDA (Non-GAAP)[1]	$955-$1,105	$1,045	$290-$320	$316
Add back or deduct:
(Gain) loss on asset disposals, net	20	25	—	1
(Gain) loss on license sales and exchanges, net	—	(5)	—	—
(Gain) loss on investments	—	(2)	—	—
Adjusted EBITDA (Non-GAAP)[1]	$975-$1,125	$1,063	$290-$320	$317
Deduct:
Equity in earnings of unconsolidated entities	170	179	—	—
Interest and dividend income	5	8	—	5
Other, net	—	—	—	(1)
Adjusted OIBDA (Non-GAAP)[1]	$800-$950	$876	$290-$320	$314
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2020, can be found on TDS' website at investors.tdsinc.com.

Conference Call Information
TDS will hold a conference call on February 19, 2021 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://www.webcaster4.com/Webcast/Page/1145/40052
•Access the call by phone at 833-968-2187 (US/Canada), conference ID: 5593349
Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,200 people as of December 31, 2020.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
jane.mccahon@tdsinc.com
Julie D. Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS’ smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies, such as the COVID-19 pandemic. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K.
For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Retail Connections
Postpaid
Total at end of period	4,412,000	4,401,000	4,372,000	4,359,000	4,383,000
Gross additions	171,000	168,000	129,000	132,000	170,000
Feature phones	2,000	4,000	3,000	2,000	2,000
Smartphones	117,000	98,000	82,000	88,000	128,000
Connected devices	52,000	66,000	44,000	42,000	40,000
Net additions (losses)	11,000	28,000	12,000	(26,000)	(12,000)
Feature phones	(9,000)	(8,000)	(8,000)	(10,000)	(11,000)
Smartphones	12,000	8,000	11,000	(10,000)	13,000
Connected devices	8,000	28,000	9,000	(6,000)	(14,000)
ARPU[1]	$47.51	$47.10	$46.24	$47.23	$46.57
ARPA[2]	$124.87	$123.27	$120.70	$122.92	$120.99
Churn rate[3]	1.21%	1.06%	0.89%	1.21%	1.38%
Handsets	1.01%	0.88%	0.71%	0.95%	1.11%
Connected devices	2.64%	2.35%	2.24%	3.11%	3.44%
Prepaid
Total at end of period	499,000	506,000	496,000	494,000	506,000
Gross additions	56,000	65,000	62,000	57,000	63,000
Net additions (losses)	(8,000)	11,000	2,000	(12,000)	(3,000)
ARPU[1]	$35.15	$35.45	$34.89	$34.07	$34.11
Churn rate[3]	4.24%	3.59%	4.05%	4.67%	4.40%
Total connections at end of period[4]	4,968,000	4,962,000	4,919,000	4,903,000	4,941,000
Market penetration at end of period
Consolidated operating population	31,314,000	31,314,000	31,292,000	31,292,000	30,740,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$320	$216	$168	$236	$243
Total cell sites in service	6,797	6,758	6,673	6,629	6,578
Owned towers	4,271	4,246	4,208	4,184	4,166
Due to rounding, the sum of quarterly results may not equal the total for the year.
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Includes reseller and other connections.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
TDS Telecom
Wireline
Residential connections
Voice[1]	256,900	260,000	261,800	259,100	262,100
Broadband[2]	262,900	260,700	255,100	242,700	241,300
Video[3]	63,000	62,300	61,400	59,000	58,500
Wireline residential connections	582,800	583,000	578,300	560,700	561,900

Total residential revenue per connection[4]	$51.33	$51.45	$49.73	$50.12	$49.11

Commercial connections
Voice[1]	106,700	109,400	112,400	114,400	117,800
Broadband[2]	21,000	20,800	20,700	20,500	20,400
managedIP[5]	111,400	114,900	115,500	118,300	121,200
Video[3]	200	200	200	100	100
Wireline commercial connections	239,400	245,400	248,700	253,400	259,600

Total Wireline connections	822,200	828,400	827,000	814,200	821,500

Cable
Cable residential and commercial connections
Broadband[6]	209,400	206,200	203,700	196,800	193,500
Video[7]	100,800	101,800	103,400	105,100	106,600
Voice[8]	66,800	67,700	69,000	68,900	69,500
managedIP[5]	1,900	1,800	1,800	1,400	1,300
Total Cable connections	378,900	377,400	378,000	372,300	370,900
Numbers may not foot due to rounding.
1The individual circuits connecting a customer to Wireline’s central office facilities that provide voice services.
2The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.
3The number of Wireline customers provided video services.
4Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.
5The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.
6Billable number of lines into a building for high-speed data services.
7Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.
8Billable number of lines into a building for voice services.
TDS Telecom
Capital Expenditures (Unaudited)

Quarter Ended	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
(Dollars in millions)
Wireline	$122	$74	$58	$39	$98
Cable	25	18	17	15	26
Total TDS Telecom	$147	$92	$75	$54	$124

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$1,073	$1,052	2%	$4,037	$4,022	–
TDS Telecom	248	235	6%	976	930	5%
All Other[1]	55	49	10%	212	224	(6)%
	1,376	1,336	3%	5,225	5,176	1%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	895	871	3%	3,161	3,190	(1)%
Depreciation, amortization and accretion	168	178	(6)%	683	702	(3)%
(Gain) loss on asset disposals, net	11	6	91%	25	19	36%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	(5)	—	N/M	(5)	—	N/M
	1,069	1,055	1%	3,864	3,910	(1)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	175	162	8%	663	629	5%
Depreciation, amortization and accretion	50	51	(1)%	203	200	1%
(Gain) loss on asset disposals, net	—	—	38%	1	(7)	N/M
	226	213	6%	866	823	5%
All Other[1]
Expenses excluding depreciation and amortization	55	53	3%	211	235	(10)%
Depreciation and amortization	6	7	(22)%	23	30	(23)%
(Gain) loss on asset disposals, net	—	—	N/M	1	—	19%
	60	60	–	236	264	(11)%
Total operating expenses	1,355	1,328	2%	4,966	4,997	(1)%
Operating income (loss)
UScellular	4	(3)	N/M	173	112	54%
TDS Telecom	23	21	6%	110	107	3%
All Other[1]	(6)	(11)	47%	(24)	(40)	41%
	21	8	N/M	259	179	45%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	43	39	11%	181	168	8%
Interest and dividend income	3	5	(33)%	15	29	(49)%
Gain (loss) on investments	(1)	—	N/M	2	—	N/M
Interest expense	(50)	(37)	(36)%	(168)	(165)	(2)%
Other, net	—	(1)	N/M	(1)	—	N/M
Total investment and other income	(5)	6	N/M	29	32	(10)%
Income before income taxes	16	14	13%	288	211	36%
Income tax expense	—	(1)	N/M	19	64	(71)%
Net income	16	15	4%	269	147	83%
Less: Net income attributable to noncontrolling interests, net of tax	2	3	(44)%	43	26	70%
Net income attributable to TDS shareholders	$14	$12	18%	$226	$121	86%

Basic weighted average shares outstanding	114	115	–	114	114	–
Basic earnings per share attributable to TDS shareholders	$0.12	$0.10	19%	$1.97	$1.06	86%

Diluted weighted average shares outstanding	115	116	–	115	116	–
Diluted earnings per share attributable to TDS shareholders	$0.12	$0.10	21%	$1.93	$1.03	87%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1    Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2020	2019
(Dollars in millions)
Cash flows from operating activities
Net income	$269	$147
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	909	932
Bad debts expense	77	112
Stock-based compensation expense	53	59
Deferred income taxes, net	190	34
Equity in earnings of unconsolidated entities	(181)	(168)
Distributions from unconsolidated entities	189	162
(Gain) loss on asset disposals, net	27	12
(Gain) loss on sale of business and other exit costs, net	—	(1)
(Gain) loss on license sales and exchanges, net	(5)	—
(Gain) loss on investments	(2)	—
Other operating activities	3	4
Changes in assets and liabilities from operations
Accounts receivable	(16)	(49)
Equipment installment plans receivable	(54)	(97)
Inventory	12	(19)
Accounts payable	173	(60)
Customer deposits and deferred revenues	4	(9)
Accrued taxes	(120)	(17)
Other assets and liabilities	4	(26)
Net cash provided by operating activities	1,532	1,016

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(1,338)	(957)
Cash paid for acquisitions and licenses	(172)	(346)
Cash received from investments	1	29
Cash paid for investments	(3)	(11)
Cash received from divestitures and exchanges	26	41
Advance payments for license acquisitions	(30)	(5)
Other investing activities	5	—
Net cash used in investing activities	(1,511)	(1,249)

Cash flows from financing activities
Issuance of long-term debt	1,250	—
Repayment of long-term debt	(110)	(118)
TDS Common Shares reissued for benefit plans, net of tax payments	(3)	(6)
UScellular Common Shares reissued for benefit plans, net of tax payments	(11)	(9)
Repurchase of TDS Common Shares	(14)	—
Repurchase of UScellular Common Shares	(23)	(21)
Dividends paid to TDS shareholders	(78)	(75)
Payment of debt issuance costs	(41)	(1)
Distributions to noncontrolling interests	(2)	(4)
Payments to acquire additional interest in subsidiaries	(11)	—
Other financing activities	—	14
Net cash provided by (used in) financing activities	957	(220)

Net increase (decrease) in cash, cash equivalents and restricted cash	978	(453)

Cash, cash equivalents and restricted cash
Beginning of period	474	927
End of period	$1,452	$474

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2020	2019
(Dollars in millions)
Current assets
Cash and cash equivalents	$1,429	$465
Short-term investments	3	—
Accounts receivable, net	1,112	1,124
Inventory, net	154	169
Prepaid expenses	105	98
Income taxes receivable	187	36
Other current assets	36	29
Total current assets	3,026	1,921

Assets held for sale	2	—

Licenses	2,638	2,480

Goodwill	547	547

Other intangible assets, net	213	239

Investments in unconsolidated entities	477	488

Property, plant and equipment, net	3,972	3,527

Operating lease right-of-use assets	998	972

Other assets and deferred charges	652	607

Total assets	$12,525	$10,781

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2020	2019
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$5	$10
Accounts payable	508	374
Customer deposits and deferred revenues	193	189
Accrued interest	16	11
Accrued taxes	69	41
Accrued compensation	132	121
Short-term operating lease liabilities	129	116
Other current liabilities	101	100
Total current liabilities	1,153	962

Liabilities held for sale	1	—

Deferred liabilities and credits
Deferred income tax liability, net	863	676
Long-term operating lease liabilities	940	931
Other deferred liabilities and credits	541	481

Long-term debt, net	3,424	2,316

Noncontrolling interests with redemption features	10	11

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,482	2,468
Treasury shares, at cost	(477)	(479)
Accumulated other comprehensive loss	(4)	(9)
Retained earnings	2,802	2,672
Total TDS shareholders' equity	4,804	4,653

Noncontrolling interests	789	751

Total equity	5,593	5,404

Total liabilities and equity	$12,525	$10,781

Balance Sheet Highlights
(Unaudited)

	December 31, 2020
	UScellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
(Dollars in millions)
Cash and cash equivalents	$1,271	$178	$170	$(190)	$1,429

Licenses, goodwill and other intangible assets	$2,629	$761	$8	$—	$3,398
Investment in unconsolidated entities	435	4	45	(7)	477
	$3,064	$765	$53	$(7)	$3,875

Property, plant and equipment, net	$2,466	$1,408	$98	$—	$3,972

Long-term debt, net:
Current portion	$2	$—	$3	$—	$5
Non-current portion	2,489	4	931	—	3,424
	$2,491	$4	$934	$—	$3,429

TDS Telecom Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars in millions)
Wireline
Operating revenues
Residential	$90	$83	8%	$349	$328	6%
Commercial	37	40	(8)%	152	168	(9)%
Wholesale	46	47	(3)%	182	186	(2)%
Total service revenues	173	171	1%	684	682	–
Equipment and product sales	—	—	(34)%	1	1	(31)%
	173	171	1%	685	683	–
Operating expenses
Cost of services	72	68	5%	269	263	2%
Cost of equipment and products	—	—	(55)%	1	1	(36)%
Selling, general and administrative expenses	51	50	1%	199	199	–
Expenses excluding depreciation, amortization and accretion	123	119	3%	468	463	1%
Depreciation, amortization and accretion	30	33	(9)%	124	132	(6)%
(Gain) loss on asset disposals, net	—	—	N/M	—	(8)	N/M
	154	153	1%	593	587	1%
Operating income	$19	$18	5%	$92	$96	(4)%

Cable
Operating revenues
Residential	$63	$53	19%	$245	$205	20%
Commercial	13	11	15%	47	43	10%
	76	64	18%	292	247	18%
Operating expenses
Cost of services	33	26	24%	123	105	17%
Selling, general and administrative expenses	19	17	12%	72	62	16%
Expenses excluding depreciation, amortization and accretion	52	44	19%	195	167	17%
Depreciation, amortization and accretion	20	17	16%	78	68	15%
(Gain) loss on asset disposals, net	—	—	(87)%	1	1	(26)%
	72	61	18%	274	236	16%
Operating income	$4	$3	17%	$18	$11	60%

Total TDS Telecom operating income	$23	$21	6%	$110	$107	3%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
(Dollars in millions)
Cash flows from operating activities (GAAP)	$366	$142	$1,532	$1,016
Less: Cash paid for additions to property, plant and equipment	424	326	1,338	957
Free cash flow (Non-GAAP)[1]	$(58)	$(184)	$194	$59
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.